UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 27, 2014, the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) approved a leadership succession plan that will allow for the transition of the Chief Executive Officer (“CEO”) position as of December 31, 2014.  Effective on that date, Irvin E. Richter, currently the Company’s Chairman and CEO, will relinquish the CEO title but will remain with the Company as Chairman.  At the same time, David L. Richter, currently the Company’s President and Chief Operating Officer, will become President and CEO.  As of January 31, 2014, the Company entered into new five-year employment agreements with Irvin E. Richter and David L. Richter that are effective as of December 31, 2014.  These agreements are summarized below.

Employment Agreement with Irvin E. Richter

The Company and Irvin E. Richter entered into a new employment agreement as of January 31, 2014.  The initial term of employment under the agreement will commence on December 31, 2014 and will continue for a period of five years.  The agreement will replace the current employment agreement between the Company and Mr. Richter upon its expiration on December 31, 2014.

The agreement provides for an annual base salary of $1,400,000 and for Mr. Richter to serve as Chairman of the Company with such duties as may be assigned to him from time to time by the Board.  In addition to base salary under the agreement, Mr. Richter will be eligible to receive an annual bonus in an amount, if any, to be determined by the Board.  The agreement further provides that Mr. Richter will be entitled to all benefits of employment provided to other employees of the Company during the employment term.  In addition, the Company will provide Mr. Richter with two vehicles for his use and will pay certain life insurance premiums during the employment term.

Mr. Richter may terminate the employment agreement at any time upon no less than 30 days prior written notice to the Company of such termination.  Upon termination of Mr. Richter’s employment by the Company “without cause” (as set forth in the agreement) or by Mr. Richter for “Good Reason” (as defined in the agreement) or within two years following a “Change in Control” (as defined in the agreement), the Company will be required to pay to Mr. Richter a lump sum equal to three years of Mr. Richter’s base salary.  In addition, for the three years following termination under these circumstances, the Company is required to continue to provide Mr. Richter with all benefits of employment provided to other employees of the Company and two vehicles for his use and is required to continue to pay certain life insurance premiums.

The agreement contains customary confidentiality provisions and provides that Mr. Richter will be subject to noncompetition and noninterference covenants for a period of three years following the termination of his employment; however these provisions would terminate upon the occurrence of a Change in Control that is effected without being endorsed by a majority of the members of the Board prior to the date of the Change in Control.  The agreement also contains a mandatory arbitration provision.

The description of the terms of the agreement set forth herein is qualified in its entirety by the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with David L. Richter

The Company and David L. Richter entered into a new employment agreement as of January 31, 2014.  The initial term of employment under the agreement will commence on December 31, 2014 and will continue for a period of five years.  The agreement will replace the current employment agreement between the Company and Mr. Richter upon its expiration on December 31, 2014.

The agreement provides for an annual base salary of no less than $1,000,000 and for Mr. Richter to continue his service as President of the Company and to begin to serve as its Chief Executive Officer.  In addition to base salary, Mr. Richter will be eligible to receive an annual bonus based upon the achievement of performance criteria to be established by the Board or its Compensation Committee for the applicable year.  Mr. Richter also will be eligible to receive an annual long-term incentive award, which may consist of stock options issued by the Company, shares of restricted stock of the Company, and other forms of equity-based, equity-linked or other long-term incentive compensation.  The amount and other terms of long-term incentive awards made to Mr. Richter, if any, will be determined by the Board or its Compensation Committee.  The agreement also reflects the intention that the total of Mr. Richter’s base salary, bonus and long-term incentive award for each year during the employment term be not less than the 75th percentile for the chief executive officers of certain “peer group” companies.  The agreement further provides that Mr. Richter will be entitled to all benefits of employment provided to other employees of the Company during the employment term.  In addition, the Company will provide Mr. Richter with two vehicles for his use.

Mr. Richter may terminate the employment agreement at any time upon no less than 30 days prior written notice to the Company of such termination.  Upon termination of Mr. Richter’s employment by the Company “without cause” (as set forth in the agreement) or by Mr. Richter for “Good Reason” (as defined in the agreement) or within two years following a “Change in Control” (as defined in the agreement), the Company will be required to pay to Mr. Richter a lump sum equal to three years of Mr. Richter’s then base salary.  In addition, for the three years following termination under these circumstances, the Company is required to continue to provide Mr.

Richter with all benefits of employment provided to other employees of the Company in comparable positions and two vehicles for his use.

The agreement contains customary confidentiality provisions and provides that Mr. Richter will be subject to noncompetition and noninterference covenants for a period of six months following the termination of his employment; however, these provisions will terminate upon the occurrence of a Change in Control that is effected without being endorsed by a majority of the members of the Board prior to the date of the Change in Control. The agreement also contains a mandatory arbitration provision.

The description of the terms of the agreement set forth herein is qualified in its entirety by the agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Employment Agreement between the Company and Irvin E. Richter, dated as of January 31, 2014.
10.2	Employment Agreement between the Company and David L. Richter, dated as of January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

Dated: January 31, 2014	By:	/s/ John Fanelli III
	Name:	John Fanelli III
	Title:	Senior Vice President and Chief Financial Officer